UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2007

TetriDyn Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	033-19411-C	65-0008012
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1651 Alvin Ricken Drive
Pocatello, ID		83201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(208) 232-4200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 24, 2007, the Company entered into a Debt Resolution Agreement dated April 20, 2007 (the “Agreement”), for the cancellation of an outstanding debt owed to David W. Hempstead, an affiliate who is an executive officer, director, and principal shareholder. Under the Agreement the Company will satisfy the $77,750.85 debt, including accrued interest, to Mr. Hempstead by issuing 420,401 shares of common stock at $0.20 per share, the closing price for such common stock on April 20, 2007, the date on which the board of directors approved the transaction, and on April 24, 2007, the date on which the Agreement was signed. A copy of the Agreement is attached as Exhibit 10.05.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

On January 17, 2007, the Company issued 450,000 common shares to a non-affiliate in exchange for investor relations services. Such person is a sophisticated investor in the financial services and investor public relations business that was provided business and financial information about the company and conducted an informed investigation of the Company. The investor was provided with all periodic reports filed by the Company with the Securities and Exchange Commission during the year preceding the issuance and, therefore, was provided with and had access to material information of the kind that registration could provide. This transaction was negotiated with an officer of the Company, who was available to answer questions from the investors and provide additional material information requested, to the extent it could be provided without unreasonable effort or expense.

On April 24, 2007, the Company agreed to issue an additional 420,401 common shares to David Hempstead, our chief executive officer, director and principal stockholder with full access to all information about the Company. The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

With regard to both transactions, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving any public offering. In each case, the offering was conducted without any general solicitation, the offering was limited to the two persons acquiring shares, and the acquiring persons were sophisticated relative to an investment in the Company and able to bear the economic risks of their investment. One of such persons was an accredited investor. Each person acquiring shares acknowledged in writing that the shares were being acquired for investment and that a legend to the foregoing effect could be placed on all certificates evidencing the shares issued. All certificates bear a conspicuous restrictive legend noting that a sale cannot be effected in the absence of registration or the availability of an exemption from registration under the Securities Act, and stop-transfer instructions have been lodged with the transfer agent.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is furnished as an exhibit to this report:

Exhibit Number	Title of Document	Location

10	Material Contracts
10.05	Debt Resolution Agreement between the Company and David Hempstead signed on April 24, 2007	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRIDYN SOLUTIONS, INC.

Dated: April 27, 2007	By:	/s David W. Hempstead
David W. Hempstead, President

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